Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form S-8 Registration Statement dated February 13, 2017, and Form S-3 Registration Statement and Prospectus dated June 9, 2021, of our report dated March 10, 2021, with respect to the consolidated financial statements of Celsius Holdings, Inc. subsidiaries included in this Annual Report (Form 10-K/A) of Celsius Holdings, Inc. for the year ended December 31, 2020.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, FL

April 18, 2023